Exhibit 10.2

December 29, 2005

Mr. Edward L. Erickson

Greenlands Farm

6887 Tohickon Hill Road

Pipersville, PA 18947-1415

Re:	Your Employment with Immunicon Corporation

Dear Ed:

This will serve as an amendment and modification of the terms and conditions of your employment with Immunicon Corporation (“Immunicon”), including your employment letter of March 15, 1999, as amended and modified by that letter agreement effective March 20, 2003 relating to terms and conditions taking effect in the event of certain circumstances involving termination of your employment (the latter being referred to hereinafter as the “Severance Agreement”). You and Immunicon hereby agree to amend the Severance Agreement, effective January 1, 2006, as follows:

In Paragraph 1 of the Severance Agreement, the word “President” shall be stricken, and each instance of “Chief Executive Officer” shall be replaced by “Executive Chairman.”

It is understood and agreed that all of the remaining terms and conditions of your employment and of the Severance Agreement which are not amended as set forth herein shall remain unchanged and in full force and effect.

If you are in agreement with the foregoing, please so indicate by signing both copies of this letter where indicated below, and return one signed copy to me.

Sincerely,	Accepted and Agreed:
IMMUNICON CORPORATION	Edward L. Erickson

/s/ ZOLA P. HOROVITZ	/s/ EDWARD L. ERICKSON
Zola P. Horovitz, Ph.D.
Director and Chairman, Compensation Committee	Date of Signature: 12/29/2005

/s/ JAMES L. WILCOX
James L. Wilcox, Esq.
Vice President, Chief Counsel and Secretary